                                                             October 6, 1997


TO   ALL RECOGNITION AND RETENTION PLAN ("RRP") PARTICIPANTS

Re:  Annual Meeting of Shareholders to be held on November 13, 1997
     --------------------------------------------------------------


     As you know, after The Dime Savings Bank of Williamsburgh (the "Bank") completed its stock conversion last year, its parent company, Dime Community Bancorp, Inc.(the "Company"), established a new benefit plan and trust for the benefit of eligible employees of the Company and the Bank. This Plan is known as the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc." or "RRP." Shares of the Company's common stock (the "Common Stock") were purchased by the RRP, and are held in trust by its trustee Marine Midland Bank (the "Trustee"). The RRP allows its participants to have certain voting rights at the Company's stockholder meetings with respect to shares of Common Stock held by the Trustee.

     In connection with the Annual Meeting of Shareholders of Dime Community Bancorp, Inc. to be held on November 13, 1997, enclosed are the following documents:

     1. Confidential Voting Instruction card for the RRP;
     2. Proxy Statement dated October 6, 1997, including a
        Notice of the 1997 Annual Meeting of Shareholders; and
     3. 1997 Annual Report to Shareholders

     As a participant in the RRP, you have the right to direct the Trustee how to vote the shares awarded to you under the RRP as of September 22, 1997, the record date for the Special Meeting (the "Record Date"), on the proposals to be voted on by the Company's Shareholders.

     Each RRP participant has the right to specify how the RRP Trustee should vote the shares awarded to such participant under the RRP as of the Record Date. In general, the Trustee will vote the shares awarded to you by casting votes FOR, AGAINST or ABSTAIN with respect to each proposal as you specify on the Confidential Voting Instruction card accompanying this letter.

The number of shares awarded to you under the RRP are shown on the enclosed Confidential Voting Instruction card.

     The Trustee's fiduciary duties require it to vote any shares for which it receives no voting instructions, as well as any shares not yet awarded under the RRP, in a manner determined to be prudent and solely in the interest of the RRP participants and beneficiaries. With respect to shares of Common Stock not yet awarded under the RRP, the Trustee will, to the extent consistent with its fiduciary duties, vote such shares in a manner calculated to most accurately reflect the instructions received from other participants in the RPP. If you do not direct the Trustee how to vote the shares awarded to you under the RRP, such shares will not be voted.


                             *    *    *    *    *

     Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Trustee.

You should then seal the completed card in the enclosed envelope and return it
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directly to the Trustee using the postage-paid return envelope provided. The
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Confidential Voting Instruction card must be received by the Trustee no later than ______________, 1997.

     PLEASE NOTE THAT THE VOTING INSTRUCTIONS OF INDIVIDUAL PARTICIPANTS ARE TO BE KEPT CONFIDENTIAL BY THE TRUSTEE, WHO HAS BEEN INSTRUCTED NOT TO DISCLOSE THEM TO ANYONE AT THE BANK OR THE COMPANY. IF YOU HAVE ANY QUESTIONS REGARDING YOUR VOTING RIGHTS OR THE TERMS OF THE RRP, PLEASE CALL MYLES MCLOUGHLIN AT
(718) 782-6200 EXTENSION 203.


                                    Very truly yours,

                                    THE COMPENSATION COMMITTEE OF
                                    DIME COMMUNITY BANCORP, INC.

Enclosures

                          DIME COMMUNITY BANCORP, INC.

                        CONFIDENTIAL VOTING INSTRUCTION

                    SOLICITED BY THE COMPENSATION COMMITTEE
                        OF DIME COMMUNITY BANCORP, INC.
                     FOR THE RECOGNITION AND RETENTION PLAN
                 FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
                        OF DIME COMMUNITY BANCORP, INC.


     The undersigned participant of the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc. (the "RRP") hereby provides the voting instructions specified to the trustee (the "Trustee") of the RRP trust (the "RRP Trust"), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares of common stock of Dime Community Bancorp, Inc. that are held by the Trustee, in its capacity as Trustee of the RRP, as of September 22, 1997, at the 1997 Annual Meeting of Shareholders of Dime Community Bancorp, Inc. to be held on November 13, 1997, and at any adjournment or postponement thereof.

     As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated October 6, 1997, the Trustee will vote the common stock of Dime Community Bancorp, Inc. held by the RRP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Compensation Committee dated October 6, 1997.



     (CONTINUED ON REVERSE SIDE. PLEASE COMPLETE, SIGN AND DATE ON THE REVERSE SIDE AND PROMPTLY RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.)

     THE BOARD OF DIRECTORS OF DIME COMMUNITY BANCORP, INC. RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSALS NO. 2, NO. 3 AND NO. 4. IF THIS CONFIDENTIAL VOTING INSTRUCTION IS SIGNED BUT NO DIRECTION IS GIVEN, THIS VOTING INSTRUCTION CARD WILL BE DEEMED TO INSTRUCT VOTES "FOR" ALL NOMINEES IN PROPOSAL NO. 1, AND "FOR" PROPOSALS NO. 2, NO. 3 AND NO. 4. THE DIRECTIONS, IF ANY, GIVEN IN THIS CONFIDENTIAL VOTING INSTRUCTION WILL BE KEPT CONFIDENTIAL FROM ALL DIRECTORS, OFFICERS AND EMPLOYEES OF DIME COMMUNITY BANCORP, INC. OR THE DIME SAVINGS BANK OF WILLIAMSBURGH.

                                                                                                  Please mark your votes like this
                                                                                                               [ ]
------------------------------------------------------------------------------------------------------------------------------------

1.  Election of four Directors for terms of three years                 FOR all nominees                 WITHHOLD as to all nominees

    each.  Nominees: Michael P. Devine, Anthony Bergamo, Joseph   (except as otherwise indicated)
    Joseph H. Farrell and Louis V. Varone.                                    [ ]                                  [ ]

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
 WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED:
------------------------------------------------------------------------------------------------------------------------------------

                                                                     FOR                       AGAINST                    ABSTAIN
------------------------------------------------------------------------------------------------------------------------------------

2.  Approval of Amendments to the Dime Community Bancorp,            [ ]                         [ ]                        [ ]
    Inc. 1996 Stock Option Plan for Outside Directors, Officers
    and Employees.
------------------------------------------------------------------------------------------------------------------------------------

3. Approval of Amendments to the Recognition and Retention           [ ]                         [ ]                        [ ]
   Plan for Outside Directors, Officers and Employees of Dime
   Community Bancorp, Inc.
------------------------------------------------------------------------------------------------------------------------------------

4. Ratification of the appointment of Deloitte & Touche LLP          [ ]                         [ ]                        [ ]
   as independent auditors of Dime Community Bancorp, Inc. for the fiscal year ending June 30, 1998.
------------------------------------------------------------------------------------------------------------------------------------


     In its discretion, the Trustee is authorized to vote upon such other business as may come before the 1997 Annual Meeting or any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustees.

     All proposals listed above in this Confidential Voting Instruction were proposed by Dime Community Bancorp, Inc.

     The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Voting Instruction Letter, a Notice of the 1997 Annual Meeting of Shareholders of Dime Community Bancorp, Inc., a Proxy Statement dated October 6, 1997 for the Annual Meeting and a 1997 Annual Report to Shareholders.

     PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR CONFIDENTIAL VOTING INSTRUCTION MUST BE RECEIVED NO LATER THAN _______________, 1997.


    Date
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    Signature
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    Signature of participant, former participant or designated beneficiary of deceased former participant. Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.
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